Exhibit 23.2

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of ARC Group, Inc. (the “Company”), Registration No. 333-176383, of our report dated June 27, 2017, except for the effects of the restatement described in Note 17, which is as of November 14, 2017, relating to the Company’s consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2017.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
March 30, 2018